Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 30, 2003

NANO-PROPRIETARY, INC.
(Exact Name of Registrant as Specified in its Charter)

TEXAS
(State or Other Jurisdiction of Incorporation)

1-11602	76-0273345
(Commission File No.)	(I.R.S. Employer Identification No.)

3006 Longhorn Boulevard
Suite 107
Austin, Texas 78758
(Address of Principal Executive Offices)

512/339-5020
(Registrant's Telephone Number, Including Area Code)

 SI DIAMOND TECHNOLOGY, INC.
(Former Name if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

On June 10, 2003, the shareholders of SI Diamond Technology, Inc. approved the change of the Company's name from SI Diamond Technology, Inc. to Nano-Proprietary, Inc., effective July 1, 2003.   On June 30, 2003, SI Diamond Technology, Inc. issued a Press Release regarding the name change and new trading symbol, which is now “NNPP”.  The Press Release is filed herewith as Exhibit 99.1

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

3(i).1 Restated Articles of Incorporation.  The Restated Articles of Incorporation were previously filed, but in accordance with Regulation S-T, the Company is refiling its Restated Articles of Incorporation.

3(i).2  Articles of Amendment changing the name of the Company to Nano-Proprietary, Inc.

99.1 Press Release dated June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NANO-PROPRIETARY, INC. By: /s/ Douglas P. Baker Douglas P. Baker, Vice-President and Chief Financial Officer